Exhibit 4.4

                            [FORM OF FACE OF RECEIPT]

                    DEPOSITARY RECEIPT FOR DEPOSITARY SHARES
                    EACH REPRESENTING A 1/10 INTEREST IN ONE
                8% SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARE
                                       OF
DR-____                                          DEPOSITARY SHARES
                                          -----------------------------------

                                          THIS CERTIFICATES IS TRANSFERABLE
                                          IN CHARLOTTE, NORTH CAROLINA
                                          OR IN NEW YORK CITY
                                          SEE REVERSE FOR CERTAIN DEFINITIONS
                                          CUSIP 431284 50 4

                        [LOGO] HIGHWOODS PROPERTIES, INC.
                            (a Maryland corporation)

         First Union National Bank, as Depositary (the "Depositary"), hereby certifies that ____________________ is the registered owner of _________ DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing 1/10 of one 8% Series D Cumulative Redeemable Preferred Share, $0.01 par value per share, of Highwoods Properties, Inc., a Maryland corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of April 23, 1998 (the "Deposit Agreement"), among the Corporation, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.




Dated:                                  FIRST UNION NATIONAL BANK,
                                        Depositary, Registrar & Transfer Agent


                                        By:      ________________________
                                                 Authorized Signatory

FURTHER CONDITIONS AND AGREEMENTS FORMING PART OF THIS DEPOSITARY RECEIPT APPEAR ON THE REVERSE SIDE.


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



                            [FORM OF REVERSE RECEIPT]

                           HIGHWOODS PROPERTIES, INC.

         THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. NO PERSON MAY BENEFICIALLY OWN SHARES OF CAPITAL STOCK IN EXCESS OF 9.8%OF THE OUTSTANDING CAPITAL STOCK OF THE CORPORATION. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN SHARES OF CAPITAL STOCK IN EXCESS OF THE ABOVE LIMITATION MUST IMMEDIATELY NOTIFY THE CORPORATION; ANY SHARES OF CAPITAL STOCK SO HELD MAY BE SUBJECT TO MANDATORY REDEMPTION OR SALE IN CERTAIN EVENTS, AND ACQUISITIONS OF SHARES OF CAPITAL STOCK IN EXCESS OF SUCH LIMITATION SHALL BE VOID AB INITIO. A PERSON WHO ATTEMPTS TO BENEFICIALLY OWN SHARES OF THE CORPORATION'S CAPITAL STOCK IN VIOLATION OF THE OWNERSHIP LIMITATIONS SET FORTH IN SECTION 6.2 OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION SHALL HAVE NO CLAIM, CAUSE OF ACTION, OR ANY OTHER RECOURSE WHATSOEVER AGAINST A TRANSFEROR OF SUCH SHARES. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S AMENDED AND RESTATED ARTICLES OF INCORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.
         THE CORPORATION WILL FURNISH TO THE REGISTERED HOLDER OF THIS DEPOSITARY RECEIPT, UPON REQUEST AND WITHOUT CHARGE, A STATEMENT OF ALL THE POWERS, DESIGNATIONS, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK ISSUED BY THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR OTHER SPECIAL RIGHTS, AND A COPY OF THE DEPOSIT AGREEMENT AND THE DESIGNATING AMENDMENT WITH RESPECT TO THE 8% SERIES D REDEEMABLE PREFERRED SHARES. REQUESTS FOR SUCH COPIES MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION OR TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.
                                             -------------------------
         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common    UNIF GIFT MIN ACT - ________ Custodian ________
                                                     (Cust)              (Minor)
TEN ENT - as tenants by the entireties             Under Uniform Gifts to Minors
                                                    Act__________________
                                                            (State)
JT TEN -  as joint tenants with right of
             survivorship and not as tenants
             in common

     Additional abbreviations may also be used though not in the above list.

 FOR VALUE RECEIVED, ____________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

      PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE



--------------------------------------------------------------------------------
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

--------------------------------------------------------------------------------
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____________ DEPOSITARY SHARES REPRESENTED BY THE WITHIN RECEIPT, AND DO HEREBY
IRREVOCABLY CONSTITUTE AND APPOINT ____________ ATTORNEY TO TRANSFER THE SAID DEPOSITARY SHARES ON THE BOOKS OF THE WITHIN NAMED DEPOSITARY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


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



DATED__________________

         NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED: _______________________________________________________

                   THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                   ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                   STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                   AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                   APPROVED SIGNATURE GUARANTEE MEDALLION
                   PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.



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